Exhibit 10.1

AIRCRAFT DRY LEASE

This Lease of aircraft is made effective as of July 13, 2009, by and between Carabo Capital, LLC a limited liability company, with an address of 226A Byrd Blvd. Greenville South Carolina 29605 (“Lessor”) and Advance America, Cash Advance Centers, Inc. with an address of 135 N. Church Street Spartanburg, South Carolina 29306 (“Lessee”).

RECITALS

The parties recite that:

A.            WHEREAS, Lessor is the registered owner of the following aircraft, together with the engines, APU(s) and all appliances, parts, instruments, avionics and appurtenances thereto, including any replacement part(s) or engine(s) which may be installed on the Aircraft from time to time, and all logs, manuals and other records relating to such Aircraft (collectively, “Aircraft”):

FAA Registration Number:	XXXXXX
Aircraft Serial Number:	XXX
Aircraft Manufacturer:	Israel Aircraft Industries/Gulfstream
Aircraft Model:	Galaxy/G200

B.            WHEREAS, Lessee desires to lease the Aircraft under such terms and conditions as are mutually satisfactory to the parties.

The parties agree as follows:

Section One-Lease of Aircraft

For One and No/100 Dollar ($1.00) and other good and valuable consideration, Lessor agrees to lease the Aircraft to Lessee on a nonexclusive basis.  It shall be conclusively presumed between the parties that Lessee has fully inspected the Aircraft having knowledge that it is in good condition and repair and that Lessee is satisfied with and has accepted the Aircraft in such condition and repair.    THE AIRCRAFT IS LEASED “AS IS” AND “WHERE IS”.   LESSOR HEREBY DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, INCLUDING FITNESS FOR A PARTICULAR PURPOSE.

Section Two-Term

This Lease will commence on the date first above written and continue for one year after said date.  Either party may at any time terminate this Lease upon five (5) days written notice to the other party, delivered personally or by certified mail, return receipt requested, at the address for said other party as set forth above.

Section Three-Commercial Operation Restriction

Neither Lessee nor Lessor will make the Aircraft available for hire within the meaning of the Federal Aviation Regulations.  The Aircraft is to be operated strictly in accordance with 14 C.F.R. Part 91.

Section Four-Scheduling

Lessee will provide Lessor with requests for flight time and proposed flight schedules as far in advance of any given flight as possible, and in any case, at least twelve (12) hours in advance of Lessee’s planned departure.  Requests for flight time will be in a form whether oral or written, mutually convenient to and agreed upon by the parties.  In addition to proposed schedules and flight times, Lessee will provide at least the following information for each proposed flight at some time prior to scheduled departure as required by the Lessor:

(a)           Proposed departure point;

(b)           Destination;

(c)           Time of flight;

(d)           Number of anticipated passengers;

(e)           Nature and extent of luggage and/or cargo to be carried;

(f)            Date and time of return for return flight, if any;

(g)           Names and addresses of flight crew to be hired by Lessee; and

(h)           Any flight information concerning the proposed flight that may be pertinent or required by Lessor.

Lessor has final authority over the scheduling of the Aircraft, provided, however, that the Lessor will use its best efforts to accommodate Lessee’s needs and to avoid conflicts in scheduling.

Section Five-Insurance

At all times during the term of this Lease, Lessor will cause to be carried and maintained physical damage insurance with respect to the Aircraft in the amount set forth below:

Aircraft Physical Damage	$15,000,000.00
(No Deductible While
In Motion or Not In Motion)

At all times during the term of this Lease, Lessor will also cause to be carried and maintained third party aircraft liability insurance, passenger legal liability insurance, property damage liability insurance, and medical expense insurance in the amounts set forth below:

Combined Liability Coverage for
Bodily Injury and Property Damage
Including Passengers -
Each Occurrence	$100,000,000.00

Medical Expense Coverage -
Each Person	$25,000.00

Lessee’s proportionate share of the cost of the above insurance is included in Lessee’s lease payments to Lessor.   Lessee will also bear the cost of paying any deductible amount on any policy of insurance in the event of a claim or loss.

Any policies of insurance carried in accordance with this Lease:  (i) shall name Lessee as an additional insured; and (ii) shall contain a waiver by the underwriter thereof of any right of subrogation against Lessor.  Each liability policy shall be primary without right of contribution from any other insurance which is carried by Lessee or Lessor and shall expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured.

Section Six-Restrictions on Use

Lessee may operate the Aircraft only for the purposes and within the geographical limits set forth in the insurance policy or policies obtained in compliance with this Lease.  The Aircraft will be operated at all times in accordance with the flight manual and all manufacturers suggested operating procedures.  Furthermore, Lessee will not use the Aircraft in violation of any foreign, federal, state, territorial, or municipal law or regulation and will be solely responsible for any fines, penalties, or forfeitures occasioned by any violation by Lessee.  If such fines or penalties are imposed on Lessor and paid by Lessor, Lessee will reimburse Lessor for the amount thereof within thirty (30) days of receipt by Lessee of written demand from Lessor.  Lessee will not base the Aircraft, or permit it to be based, outside the limits of the United States of America, without the written consent of Lessor.

The Aircraft will be flown only by certificated and qualified pilots and will be maintained only by certificated and qualified mechanics.  Lessee, through its pilot in command, is authorized to incur up to $5,000 worth of necessary maintenance and repair work for the Aircraft per flight, by certificated and qualified mechanics, without the prior written approval of Lessor.  Lessee will be reimbursed for such expenditures upon Lessor’s receipt of invoices and proof of payment by Lessee.  In the event the insurance on the Aircraft would be invalidated because Lessee is unable to obtain certificated and qualified pilots and mechanics, Lessee will not operate the Aircraft until such time as certificated and qualified pilots and mechanics are obtained and insurance on the Aircraft is made valid.

Lessee will not directly or indirectly create, incur, assume or suffer to exist any lien on or with respect to the Aircraft.  Lessee will promptly, at its own expense, take such action as may be necessary to discharge any lien not excepted above if the same will arise at any time.

Section Seven-Inspection by Lessor

Lessee agrees to permit Lessor or any authorized agent to inspect the Aircraft at any reasonable time and to furnish any information in respect to the Aircraft and its use that Lessor may reasonably request.

Section Eight-Alterations

Except in accordance with other written agreements entered into subsequent to the date of this Lease between Lessee and Lessor regarding maintenance of the Aircraft, Lessee will not have the right to alter, modify, or make additions or improvements to the Aircraft without the written permission of Lessor.  All such alterations, modifications, additions, and improvements as are so made will become the property of Lessor and will be subject to all of the terms of this Lease.

Section Nine-Maintenance and Repair

Lessee shall inspect the Aircraft and all maintenance records pertaining to the Aircraft and confirm the airworthiness of the Aircraft prior to each flight under this Lease. If Lessee determines any repair or maintenance should be completed prior to any flight, Lessee shall not operate the Aircraft until such time as certificated and qualified mechanics have completed such repairs or maintenance.  Lessor shall schedule and pay for all repairs and maintenance on the Aircraft during the term of this Lease, including all ferrying flights and transportation charges on replacements parts and accessories.  Lessee’s proportionate share of the cost of all such repairs and maintenance is included in Lessee’s lease payments to Lessor.  Lessor will be entitled to any and all salvage from broken or worn out parts.

All inspections, repairs, modifications, maintenance, and overhaul work to be accomplished by Lessor will be performed by personnel certificated to perform such work and will be performed in accordance with the standards set by the Federal Aviation Regulations.  Lessee will maintain all log books and records pertaining to the Aircraft during the term of this Lease in accordance with the Federal Aviation Regulations.  Such records will be made available for examination by Lessor, and at the termination of this Lease, Lessee will deliver such records to Lessor.

Section Ten-Default and Remedy

Lessee shall be in breach of this Lease if Lessee defaults in its obligations under this Lease and such default continues for five (5) days after receipt by Lessee of written notice thereof from Lessor,  unless such default shall be of such a nature that the same cannot be completely remedied or cured within such five (5) day period, then such default shall not be a breach of this Lease for the purposes of this Section if Lessee shall have commenced curing such default within such five (5) day period and shall proceed with reasonable diligence and in good faith to remedy the default. In the event of any breach by Lessee, Lessee shall not fly the Aircraft and Lessor shall have the right to repossess the Aircraft without further demand, notice or court order, or other process of law and to terminate this Lease immediately.  Exercise by Lessor of either or both of the rights specified above shall not prejudice Lessor’s right to pursue any other remedy available to Lessor in law or equity.

Lessor shall be in breach of this Lease if Lessor defaults in its obligations under this Lease and such default continues for five (5) days after receipt by Lessor of written notice thereof from Lessee, unless such default shall be of such a nature that the same cannot be completely remedied or cured within such five (5) day period, then such default shall not be a breach of this Lease for the purposes of this Section if Lessor shall have commenced curing such default within such five (5) day period and shall proceed with reasonable diligence and in good faith to remedy the default.  In the event of any breach by Lessor, Lessee shall have the right to terminate this Lease immediately.  Exercise by Lessee of any of the rights specified above shall not prejudice Lessee’s right to pursue any other remedy available to Lessee in law or equity.

The failure of either party to enforce strictly any provision of this Lease shall not be construed as a waiver thereof and shall not preclude such party from demanding performance in accordance with the terms hereof.

Section Eleven-Title

The registration of and title to the Aircraft will be in the name of the Lessor, and the Aircraft, at all times during the term of this Lease or any extension, will bear United States registration markings.  All responsibility and obligations in regard to the operation of the Aircraft as above owned, registered, and marked will be borne by Lessee during the term of this Lease.

Section Twelve-Payment of Taxes

Lessor will pay or cause to be paid all taxes incurred by reason of ownership of the Aircraft during the term of this Lease, including personal property taxes. Lessee shall pay its proportional share of personal property taxes, based on Lessee’s hours of use of the Aircraft as a percentage of the entire number of hours of use of the Aircraft for the calendar year for which the personal property taxes are imposed.   Lessee will pay all taxes associated with Lessee’s use of the Aircraft on Lessee’s own business, including landing fees, fuel taxes, and any other taxes or fees which may be assessed against a specific flight by Lessee.

Section Thirteen-Assignment

Lessee shall not assign this Lease or any interest in the Aircraft, or sublet the Aircraft, without prior written consent of Lessor.  Subject to the foregoing, this Lease inures to the benefit of, and is binding on, the heirs, legal representatives, successors, and permitted assigns of the parties.

Section Fourteen-Accident and Claims

Lessee will immediately notify Lessor of each accident involving the Aircraft, which notification will specify the time, place, and nature of the accident or damage, the names and addresses of parties involved, persons injured, witnesses, and owners of properties damaged, and such other information as may be known.  Lessee will advise Lessor of all correspondence, papers, notices, and documents whatsoever received by Lessee in connection with any claim or demand involving or relating to the Aircraft or its operation, and will aid in any investigation instituted by Lessor and in the recovery of damages from third persons liable therefor.

Section Fifteen-Indemnification

Lessee assumes liability for, and hereby agrees to indemnify, defend, protect, save, keep and hold harmless Lessor, its successors, agents, accountants, counsel, affiliates and assigns from and against any and all claims, liabilities, demands, obligations, losses, damages, penalties, claims (including without limitation, claims involving strict or absolute liability in tort), actions, suits, costs, expenses and disbursements (including, without limitation, reasonable legal fees and expenses) of any kind and nature whatsoever (“Claims”) which may be imposed on, incurred by or asserted against Lessor, in any way relating to or arising out of this Lease, and/or the operation of the Aircraft, or the performance or enforcement of any of the terms hereof, or in any way relating to or arising out of the manufacture, or, as contemplated under this Lease, acceptance, rejection, ownership, delivery, lease, possession, use, operation, maintenance, function, registration, sale, return, storage, termination or other disposition of the Aircraft or any part thereof or any accident in connection therewith (including, without limitation, latent and other defects, whether or not discoverable).  If any Claim is made against Lessor, Lessor shall promptly notify Lessee and cooperate fully in the defense or settlement.  Whether the indemnity granted by Lessee to Lessor herein is deemed subordinate or primary to any other indemnity to which each Lessor may be entitled, Lessor may look solely to Lessee and need not pursue any Claims against any third person prior to or subsequent to seeking the indemnity from Lessee hereunder.  Lessor shall have the opportunity, but not the obligation, to defend if Lessee fails to assert a defense in any such Claim hereunder, the cost of which defense shall be borne by Lessee.   THE INDEMNITIES IN THIS SECTION SHALL CONTINUE IN FULL FORCE AND EFFECT NOTWITHSTANDING THE EXPIRATION OR OTHER TERMINATION OF THIS LEASE.

Section Sixteen-Return of Aircraft to Lessor

On the termination of this Lease by expiration or otherwise, Lessee will return the Aircraft to Lessor at the City of Spartanburg Municipal Airport in Spartanburg, South Carolina, in as good operating condition and appearance as when received, ordinary wear, tear and deterioration excepted, and will indemnify Lessor against any claim for loss or damage occurring prior to the actual physical delivery of the Aircraft to Lessor.

Section Seventeen-Modification of Agreement

This Lease constitutes the entire understanding between the parties, and any change or modification must be in writing and signed by both parties.

Section Eighteen-Notices

All communications and notices provided for herein shall be in writing and shall become effective when telecopied at time of transmission by electronic facsimile transmission equipment, which equipment shall furnish written confirmation of successful and completed transmission of all pages without error in transmission  or the next business day after delivered to a reputable overnight courier or four (4) days following deposit in the United States mail, with correct postage for first-class mail  prepaid, addressed to Lessor or Lessee at their respective addresses set forth herein, or else as otherwise directed by the other party from time to time in writing.

Section Nineteen-Governing Law

This Lease is entered into under, and is to be construed in accordance with, the laws of the State of South Carolina.

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SECTION TWENTY-TRUTH IN LEASING STATEMENT

THE AIRCRAFT, A Galaxy/Gulfstream G200, MANUFACTURER’S SERIAL NO. XXX, CURRENTLY REGISTERED WITH THE FEDERAL AVIATION ADMINISTRATION AS XXXXXX, HAS BEEN MAINTAINED AND INSPECTED UNDER FAR PART 91 DURING THE 12 MONTH PERIOD PRECEDING THE DATE OF THIS LEASE.

THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED UNDER FAR PART 91 FOR OPERATIONS TO BE CONDUCTED UNDER THIS LEASE.  DURING THE DURATION OF THIS LEASE, CARABO CAPITAL, LLC WITH AN ADDRESS OF 226A BYRD BLVD. GREENVILLE, SOUTH CAROLINA IS CONSIDERED RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT UNDER THIS LEASE.

AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE.

THE “INSTRUCTIONS FOR COMPLIANCE WITH TRUTH IN LEASING REQUIREMENTS” ATTACHED HERETO ARE INCORPORATED HEREIN BY REFERENCE.

I, WILLIAM WEBSTER IV OF CARABO CAPITAL, LLC. WITH AN ADDRESS OF 226A BYRD BLVD. GREENVILLE, SOUTH CAROLINA 29605 CERTIFY THAT IT IS RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT AND THAT I UNDERSTAND THE RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

IN WITNESS WHEREOF, the parties have executed this Lease.

Carabo Capital, LLC

By:	/s/ William M. Webster IV
Name:	William M. Webster IV
Title:	Member

Date and Time of Execution

Advance America, Cash Advance Centers, Inc.

By:	/s/ Ken E. Compton
Name:	Ken E. Compton
Title: Chief Executive Officer
August 18, 2009 @ 9:00 am
Date and Time of Execution

INSTRUCTIONS FOR COMPLIANCE WITH “TRUTH IN LEASING”

REQUIREMENTS

1.             Mail a copy of the lease agreement to the following address via certified mail, return receipt requested, immediately upon execution of the agreement (14 C.F.R. 91.23 requires that the copy be sent within twenty-four hours after it is signed):

Federal Aviation Administration

Aircraft Registration Branch

ATTN:  Technical Section

P.O. Box 25724

Oklahoma City, Oklahoma  73125

2.             Telephone the nearest Flight Standards District Office at least forty-eight hours prior to the first flight under this lease agreement.

3.             Carry a copy of the lease agreement in the aircraft at all times.